UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ZENO, INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Zeno, Inc.
Frank McGill, President
220 Decourcy Drive
Gabriola Island, British Columbia
Canada                                          V0R 1X1
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Val-U-Corp Services Inc.
1802 N Carson Street, Suite 212
Carson City, Nevada, USA
Telephone:  775-887-8853                         89701
------------------------------                 ----------
(Name, address and telephone                   (Zip Code)
number of agent for service)

Registrant's telephone number,
including area code:                           (604)837-2739
                                           Fax:(604)831-2735
                                               --------------
Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|


                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
--------------------------------------------------------------------------------
Common Stock    1,971,000        $0.10        $197,100     $ 24.97
--------------------------------------------------------------------------------

(1) Based on the last sales price on February 26, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, DATED AUGUST 2, 2004

                                   PROSPECTUS
                                   ZENO, INC.
                                1,971,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

              The Date Of This Prospectus Is: August 2, 2004

                              Table Of Contents                           PAGE
Summary ...................................................................  5
Risk Factors ..............................................................  6
Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ............................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ......................................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail ............................................................  7
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ...................................  8
  -  Even if we discover commercial reserves of precious metals on the North Manchester Property, we may not be able to
     successfully obtain commercial production ............................  8
  -  We need to continue as a going concern if our business is to succeed ...........................................................  8
  -  Because our directors own 67% of our outstanding stock, they could control and make corporate decisions that may
     be disadvantageous to other minority stockholders ..................... 8
  -  Because management has no technical experience in mineral exploration, our business has a higher risk of failure................  8
  -  Because our directors have other business interests, they
     May not be able or willing to devote a sufficient amount of
     Time to our business operations, causing our business to
     fail..................................................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .....................   9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ............................................  9
Forward-Looking Statements.................................................  9
Use of Proceeds ........................................................... 10
Determination of Offering Price ........................................... 10
Dilution .................................................................. 10
Selling Shareholders ...................................................... 10
Plan of Distribution ...................................................... 13
Legal Proceedings ......................................................... 16
Directors, Executive Officers, Promoters and Control Persons..............  16
Security Ownership of Certain Beneficial Owners and Management............  18
Description of Securities ................................................. 18
Interest of Named Experts and Counsel ..................................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................ 20
Organization Within Last Five Years ....................................... 20
Description of Business ................................................... 20
Plan of Operations ........................................................ 24
Description of Property ................................................... 25
Certain Relationships and Related Transactions ............................ 25
Market for Common Equity and Related Stockholder Matters .................. 26
Executive Compensation .................................................... 27
Financial Statements ...................................................... 28
Changes in and Disagreements with Accountants ............................. 29
Available Information ..................................................... 29

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We were incorporated in the State of Nevada on January 28, 2003. Our principal offices are located at 220 Decourcy Drive Gabriola Island, British Columbia, Canada. Our telephone number is (604) 837-2739.

Our company intends to commence operations in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Rawluk Lake property located approximately 280 kilometers east northeast of Thunder Bay, Ontario.

We acquired an undivided 100% interest in the Rawluk Lake property by retaining a geologist to stake it on our behalf. We own a 100% interest in the seven mineral claims comprising the property.

Our objective is to conduct mineral exploration activities on the Rawluk Lake property in order to assess whether it possesses economic reserves of copper, zinc and gold. We have not yet identified any economic mineralization on the property.


The Offering:

Securities Being Offered     Up to 1,971,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders  will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The   offering  will  conclude  when  all  of   the
                             1,971,000   shares  of  common  stock  have    been
                             sold, the shares no longer need to be registered to be sold or we decide at any time to terminate the registration of the shares at our sole discretion.
                             In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
And to be Issued             5,971,000  shares of  our common stock  are  issued
                             and  outstanding as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We  will  not receive any proceeds from the sale of
                             the  common  stock  by  the  selling  shareholders.

Summary Financial Information

Balance Sheet

                          March 31, 2004

Cash                                        $23,812
Total Assets                                $23,812
Liabilities                                 $ 5,816
Total Stockholders' Equity                  $17,996

Statement of Operations

                  From Incorporation on
            January 28, 2003 to March 31, 2004

Revenue                   $    0
Net Loss                 ($9,854)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Rawluk Lake property, and therefore we will need to obtain additional financing in order to complete our business plan. As of July o, 2004, we had cash in the amount of $o. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Rawluk Lake property. We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Rawluk Lake property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper and gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Rawluk Lake property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Rawluk Lake property in the fall of 2004, we have not yet commenced exploration on the property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. To date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Rawluk Lake property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper, zinc or gold.

Exploration for minerals is a speculative venture necessarily involving substantial risk. Our exploration of the Rawluk Lake property may not result in the discovery of commercial quantities of copper, zinc or gold. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE RAWLUK LAKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE PROPERTY.

The Rawluk Lake property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the property. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended March 31, 2004, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

BECAUSE OUR DIRECTORS OWN 67% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 67% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. McGill and our C.F.O., Ms. Smith intend to devote 20 and five to ten hours per week respectively to our business affairs. It is possible that the demands on Mr. McGill and Ms. Smith from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. McGill and Ms. Smith may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,971,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,750,000 shares of our common stock that seven selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 28, 2003; and

2. 221,000 shares of our common stock that 25 selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 19, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Karen Law        250,000      250,000           Nil           Nil
4462 Napier Street
Burnaby, B.C.

Alexander Mancor 250,000      250,000           Nil           Nil
5715 Royal Oak Ave.
Burnaby, B.C.

Brent Peters     250,000      250,000           Nil           Nil
301 - 747 17th St.
West Vancouver, B.C.

Douglas Smith    250,000      250,000           Nil           Nil
2002 Lorne Terrace
Victoria, B.C.

Golphis Caramanolis 250,000   250,000           Nil           Nil
876 Broadway St., Suite 109
Port Coquitlam, B.C.

Ryan Krell       250,000      250,000           Nil           Nil
421 Keef Street
Vancouver, B.C.

Colleen Barrow   250,000      250,000           Nil           Nil
415 Dunedin Street, Suite 9
Victoria, B.C.

Robert Reukl       1,000        1,000           Nil           Nil
21 Falcon Avenue
Manitouwadge, Ontario

Ken Tocheniuk      1,000        1,000           Nil           Nil
55 McConvey Road
Gabriola Island, B.C.
V3M 2W9

Debbie Yates       1,000        1,000           Nil           Nil
3001 Terra Vista Place
Suite 704
Port Moody, B.C.

Melodie Kraemer    1,000        1,000           Nil           Nil
156 South Rockwood Ave.
Thunder Bay, Ontario

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Mary Louise Madigan  1,000      1,000           Nil           Nil
39 Balsam Street
Thunder Bay, Ontario

Nicole Reukl         1,000       1,000           Nil           Nil
21 Falcon Avenue
Manitouwadge, Ontario

Debbie May White     1,000       1,000           Nil           Nil
138 Hemlock Place
Thunder Bay, Ontario

Jaki Ayton           1,000       1,000           Nil           Nil
524 Holiday Road
Fanny Bay, B.C.

Karen Colleage       1,000       1,000           Nil           Nil
4055 Indian River Drive
Suite 35
North Vancouver, B.C.

Karen Fouraene       1,000       1,000           Nil           Nil
529 Holiday Road
Fanny Bay, B.C.

Marie Gauvin         1,000       1,000           Nil           Nil
2565 Coho Drive
Gabriola Island, B.C.

Anne Pavlasek        1,000       1,000           Nil           Nil
1150 Harrison Way
Gabriola Island, B.C.

Arthur Sit           1,000       1,000           Nil           Nil
8211 Ackroyd Road
Suite 250 Richmond, B.C.

Bonnie Woloszczak    1,000       1,000           Nil           Nil
1495 Wild Cherry Terrace
Gabriola Island, B.C.

Dennis Lynes         1,000       1,000           Nil           Nil
1250 North Road
Gabriola Island, B.C.

Craig Lund           1,000       1,000           Nil           Nil
2423 Spring Break Drive
Gabriola Island, B.C.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Charyle Foley      1,000      1,000           Nil           Nil
1336 Marvin Road
Gabriola Island, B.C.

Gene Foley         1,000      1,000           Nil           Nil
733 Browns Way
Gabriola Island, B.C.

Joe Burroughs      1,000      1,000           Nil           Nil
680 Little Street
Gabriola Island, B.C.

Ed Nutbrown        1,000      1,000           Nil           Nil
929 Dirksen Road
Gabriola Island, B.C.

Robert Stacey      1,000      1,000           Nil           Nil
1250 North Road
Gabriola Island, B.C.

Warren Burgis     50,000     50,000           Nil           Nil
8646 11th Avenue
Burnaby, B.C.

Jeff Lunshof      50,000     50,000           Nil           Nil
1080 Broughton Street
Suite 102 Vancouver, B.C.

Paul Chevalier    60,000     60,000           Nil           Nil
3420 Shaughnessy Street
Port Coquitlam, B.C.

Michael Evans     40,000     40,000           Nil           Nil
2411 South Road
Gabriola Island, B.C.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,971,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.
None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $17,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Mr. Frank McGill                  64
Ms. Linda Smith                   55


Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Frank McGill                      64            President, Chief
                                                Executive Officer,
                                                secretary & director

Linda Smith                       55            Chief Financial
                                                Officer, Treasurer,
                                                Principal accounting
                                                officer & director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Frank McGill has acted as our President, chief executive officer, secretary and as a director since our incorporation on January 28, 2003. Mr. McGill was employed as a longshoreman with the local of the International Longshoremen's and Warehousemen's Union from 1982 until June 2002. From January 2000 to March 2002, Mr. McGill acted as secretary for Blue Lightning Ventures Inc. From October 2000 to July 2003, he acted as a director of Gemstar Resources Ltd. Both of these companies are British Columbia and Alberta reporting corporations involved in mineral property exploration.

Mr. McGill intends to devote 20 hours of his business time per week to our affairs.

Mr. McGill does not possess any professional or technical credentials relating to mineral exploration, mine development or mining.


Ms. Linda Smith has acted as our chief financial officer, treasurer, principal accounting officer and as a director since our incorporation on January 28, 2003. Ms. Smith has also acted as Blue Lightning Ventures Inc.'s president and as a director from October 1999 to July 2004. She also acted in the same capacities for Big Bar Gold Corporation from August 1999 to June 2003 and for Candorado Operating Company Ltd. from June 2000 to November 2001. All of these companies are British Columbia and Alberta reporting corporations involved in mineral property exploration. Ms. Smith was also employed part-time as a dental assistant from 1995 to 2002.

Ms. Smith intends to devote five to ten hours of her business time per week to our affairs.

Ms. Smith does not possess any professional or technical credentials relating to mineral exploration, mine development or mining.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Both our directors are involved in non-company business ventures that involve mineral properties and exploration. As our present business plan is focused entirely on the Rawluk Lake property, there is no expectation of any conflict between Mr. McGill's and Ms. Smith's business interests and our interests.
However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties. We have no present intentions in this regard.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July o, 2004. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Frank McGill                     2,000,000       33.50%
Stock          President, Chief
               Executive Officer, Secretary
               And Director
               1161 Prairie Ave.
               Port Coquitlam, B.C.
               Canada

Common         Linda Smith                      2,000,000       33.50%
Stock          CFO, Treasurer
               Principal accounting officer
               And Director
               220 Decourcy Dr.
               Gabriola Island, B.C.
               Canada

Common         All Officers and Directors       4,000,000       67.00%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 5,971,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July o, 2004, there were 5,971,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on January 28, 2003 under the laws of the state of Nevada. On that date, Frank McGill and Linda Smith were appointed as our directors. As well, Mr. McGill was appointed as our president, chief executive officer and Secretary, while Ms. Smith was appointed as our chief financial officer, principal accounting officer and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Rawluk Lake property. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Rawluk Lake property is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to seven mineral claims, known collectively as the Rawluk Lake property, located in the Thunder Mining District, Ontario, Canada. We acquired a 100% interest in the Rawluk Lake property for staking costs of $4,197.

Our plan of operation is to determine whether this Rawluk Lake property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Rawluk Lake Property Purchase Agreement

On December 2003, we retained Mr. Robert Reukl of Manitouwadge, Ontario whereby he agreed to stake for us a total of seven mineral claims located 280 kilometers east northeast of the city of Thunder Bay in north central Ontario. We paid Mr. Reukl $4,197 to stake these claims.

At the time of the staking agreement, Mr. Reukl was at arm's length to us. Subsequent to the staking of the property, Mr. Reukl subscribed for 1,000 shares of our common stock.

Title to the Rawluk Lake Property

The Rawluk Lake Property consists of seven mineral claims. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore for and extract minerals from the ground. Such rights may be transferred or held in trust. The claims are registered 100% in the name of a private company owned by Robert Reukl. Mr. Reukl holds these claims in trust for us.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in Ontario courts.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Rawluk Lake property or to seize the claims after obtaining judgment.

Description, Location and Access

The Rawluk Lake property is located 20 kilometers east of the town of Manitouwadge and 280 kilometers east northeast of the city of Thunder Bay in north central Ontario. Manitouwadge is the closest town and is located at the northern end of Secondary Highway 614, 54 kilometers north of Highway 17 which forms part of the Trans Canada Highway network. The property is accessible by gravel road from the town of Manitouwadge. From Manitouwadge a bush road, known as the Camp 70 Road, proceeds east. Approximately 4.5 kilometers along this road, the Twist Lake Road turns off to the south. In order to access the property, one must proceed along the Twist Lake road approximately 14 kilometers to Ice Cream Lake Road. The property is approximately two kilometers east of Ice Cream Road. No infrastructure is located on the property, however it is crossed by a network of logging roads that were used to harvest marketable timber over the past 15 years. These roads provide access across the entire property. The property is also crossed by a power transmission line near the northern boundary which carries power from Manitouwadge to the nearby town of Clayborne.

The seven mineral claims are located in Cecil, Roberta, Nickle and Hebert Townships in the Thunder Bay Mining Division.

Mineralization & Exploration History

The area covered by the Rawluk Lake property has never been systematically explored for base or precious metal potential to date, although adjacent areas have undergone considerable exploration in recent years for precious and platinum group metal potential. In the past, copper and zinc were produced from four mines in Manitouwadge, 20 kilometers west of the property. Gold is currently being produced from three mines at Hemlo, 55 kilometers to the south southwest.

We staked the property on the basis of encouraging exploration results for platinum group metals on a property adjacent to the east and in the immediate area of the Rawluk Lake property. Government geological and geophysical data indicate rock types, similar to those rocks in the immediate area known to exhibit platinum group metal mineralization exist on the property. The lack of previous exploration within the property boundary and the existence of rocks, similar to those known to host mineralization elsewhere in the area, makes the property a target for additional exploration work.

Geological Report: Rawluk Lake Property

We have obtained a geological report on the Rawluk lake property that was prepared by Mr. Rob Reukl, a geologist from Manitouwadge, Ontario. The geological report summarizes the results of exploration in the area of the Rawluk lake property and makes a recommendation for further exploration work.

In his report, Mr. Reukl concludes that the Rawluk lake property has the potential to host base and precious metal occurrences in the immediate area. He notes that previous exploration on properties adjacent to the east and in the immediate area are known to exhibit platinum group metal mineralization. If such mineralization continued over a significant area, the Rawluk lake property could potentially host a mineral deposit.

Mr Reukl recommends a three-phase program to determine the potential of the property to host economic mineralization. Phase I will consist of prospecting and linecutting as a basis for the next phase. Phase II will consist of geochemical and geophysical surveys. Phase III will consist of diamond drilling to assess the targets generated in Phase II.

Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for geophysical and other surveys.

Geochemical surveys involve a consulting geologist gathering samples of soil and rock from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Reukl has provided us with the following proposed exploration budget for the Rawluk Lake property:

Phase I

       Prospecting: 5 days at $150 per day:                   $750
       Linecutting:  10 kilometers at $230 per day:         $2,300
       Travel, accommodation, etc.:                         $1,200
       Contingency (7.7%):                                    $500

       Total estimated Phase I costs:                       $4,750

Phase II

       Soil analysis: 300 samples at $8 each:               $2,400
       Geological mapping and geophysical surveys:          $2,700
       Rock assaying:  30 samples at $12 per sample:        $  360
       Travel accommodation, etc.:                          $1,150
       Contingency (5.8%):                                    $400

       Total estimated Phase II costs:                      $7,010

Phase III:

       Diamond drilling:  1,500 meters at $50 each:        $58,000
       Camp costs: $150 per day for 15 days:                $2,250
       Core assaying: 320 samples at $12 each:              $3,840
       Supervision, core logging, reporting writing:        $6,800
       Geological technician:                               $2,300
       Mobilization/demobilization:                         $2,000
       Contingency (6.8%):                                  $5,400

       Total estimated Phase III costs:                    $80,590

We do not have an agreement with Mr. Reukl to provide his geological services for planned exploration work on the Rawluk lake property. However, Mr. Reukl has indicated that he would be prepared to undertake such work if he was available.

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for the Phase III drilling program and any subsequent exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected. We may also be required to file statements of work with the Ministry of Northern Development and Mines. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. We have budgeted for regulatory compliance costs in our proposed exploration program.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two exploration programs on the Rawluk Lake property at an estimated cost of $11,760.

The Phase I exploration program will consist of prospecting and linecutting. We intend to commence this phase in the fall of 2004. The phase will take approximately one month to complete.

Phase II will consist of geochemical and geophysical surveys. We intend to commence this phase in the spring of 2005. The phase will take approximately one month to complete.

We also anticipate spending approximately $30,000 in connection with administrative expenses relating to our affairs, including all costs relating to this offering. Accordingly, we anticipate spending $41,760 in order to accomplish our business objectives over the next 12 months.

We currently have enough funds on hand to complete the first two phases of exploration on the Rawluk Lake property. To complete phase three and to cover administrative costs will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund the third phase of the exploration program. We do not have any arrangements in place for any future equity financing. Our management is prepared to provide us with short-term loans, although no such arrangement has been made.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Rawluk Lake property. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending March 31, 2004

We did not earn any revenues during the period ending March 31, 2004. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $9,854, for the period from our inception on January 28, 2003 to March 31, 2004. These operating expenses were comprised of mineral property costs of $4,197 relating to the staking of the Rawluk Lake property, accounting and audit fees of $4,100, office and miscellaneous costs of $476, legal fees of $1,000 and bank charges of $81.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We acquired a 100% undivided right, title and interest in and to the seven mineral claims, known as Rawluk Lake property, located in the Thunder Bay Mining District in Ontario, Canada.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * our sole promoter, Mr. Frank McGill; and
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  34  registered
shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after June 26, 2004, and an additional 2,000,000 shares are available for resale after July 23, 2004, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 59,710 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended March 31, 2004 and subsequent to that period to the date of this prospectus.



                       Annual Compensation

                                       Restricted Options/ LTIP Other
                                 Other Stock      * SARs   payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded      (#)     ($)
_______________________________________________________________________
Frank   Pres., 2004  $0     0      0       0         0        0
McGill  CEO,
        Secretary & Dir.

Linda   CFO,   2004  $0     0      0       0         0        0
Smith   Principal
        accounting officer,
        Treasurer & Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. McGill or Ms. Smith. We do not pay them any amount for acting as a director.

                        Financial Statements

Index to Financial Statements:

1. Independent Auditor's Report;

2.Audited financial statements for the period from January 28, 2003 (inception) to March 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                                   ZENO, INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                             March 31, 2004 and 2003

                             (Stated in US Dollars)
                             ----------------------

Terry Amisano Ltd.                                      Amisano Hanson
Kevin Hanson, CA                                 Chartered Accountants


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Zeno, Inc.
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheets of Zeno, Inc. (A Pre-exploration Stage Company) as of March 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the year ended March 31, 2004, the period from January 28, 2003 (Date of Incorporation) to March 31, 2003 and the period from January 28, 2003 (Date of Incorporation) to March 31, 2004. These financial statements are the ponsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Zeno, Inc. as of March 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended March 31, 2004, the period from January 28, 2003 (Date of Incorporation) to
March 31, 2003 and the period from January 28, 2003 (Date of Incorporation) to March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                              "Amisano Hanson"
June 7, 2004                                             CHARTERED  ACCOUNTANTS

                                   ZENO, INC.
                        (A Pre-exploration Stage Company)
                                 BALANCE SHEETS
                             March 31, 2004 and 2003
                             (Stated in US Dollars)
                             ----------------------

                                                         ASSETS
                                                         ------
                                                                                          2004                2003
                                                                                          ----                ----
Current
   Cash                                                                            $         23,812    $              -
                                                                                      =============       =============

                                                       LIABILITIES
                                                       -----------
Current
   Accounts payable and accrued liabilities                                        $          5,816    $          1,520
                                                                                      -------------        ------------

                                            STOCKHOLDERS' EQUITY (DEFICIENCY)
                                            ---------------------------------

Capital stock - Note 4 Authorized:
   75,000,000 common shares, par value $0.001 per share
  Issued and outstanding:
   5,971,000 common shares (2003:  Nil)                                                       5,971                   -
Additional paid in capital                                                                   21,879                   -
Deficit accumulated during the pre-exploration stage                                 (        9,854)     (        1,520)
                                                                                      -------------        -------------
                                                                                             17,996      (        1,520)
                                                                                      -------------        -------------
                                                                                   $         23,812    $              -
                                                                                      =============        =============
Nature and Continuance of Operations - Note 1





                             SEE ACCOMPANYING NOTES

                                   ZENO, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
                       for the year ended March 31, 2004,
     the period January 28, 2003 (Date of Incorporation) to March 31, 2003, and the period January 28, 2003 (Date of Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                              --------------------

                                                                                      January 28,          January 28,
                                                                                     2003 (Date of        2003 (Date of
                                                                Year ended         Incorporation) to    Incorporation) to
                                                                 March 31,             March 31             March 31,
                                                                   2004                  2003                  2004
                                                                   ----                  ----                  ----
Expenses
   Accounting and audit fees                                $           3,000     $          1,100      $          4,100
   Bank charges                                                            81                    -                     81
   Legal fees                                                           1,000                    -                  1,000
   Office and miscellaneous                                                56                  420                    476
   Resource property costs                                              4,197                    -                  4,197
                                                                -------------         ------------          -------------
Net loss for the period                                     $           8,334     $          1,520      $           9,854
                                                                =============         ============          =============
Basic and diluted loss per share                            $           0.00      $           0.00
                                                                =============         ============
Weighted average number of shares outstanding                       3,964,581                    -
                                                                =============         ============




                             SEE ACCOMPANYING NOTES

                                   ZENO, INC.
                        (A Pre-exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                       for the year ended March 31, 2004,
     the period January 28, 2003 (Date of Incorporation) to March 31, 2003, and the period January 28, 2003 (Date of Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                              --------------------

                                                                                      January 28,          January 28,
                                                                                     2003 (Date of        2003 (Date of
                                                                Year ended         Incorporation) to    Incorporation) to
                                                                 March 31,             March 31             March 31,
                                                                   2004                  2003                  2004
                                                                   ----                  ----                  ----
Cash Flows used in Operating Activities
   Net loss for the period                                  $  (        8,334)    $  (        1,520)    $  (        9,854)
   Adjustments to reconcile net loss to net cash
    used by operating activities
     Accounts payable and accrued liabilities                           4,296                 1,520                 5,816
                                                                  -----------          ------------          -------------
Net cash used in operating activities                          (        4,038)                    -        (        4,038)
                                                                  -----------          ------------          -------------
Cash Flows from Financing Activity
   Issuance of common shares                                           27,850                     -                27,850
                                                                  -----------          ------------          -------------
Net cash from financing activity                                       27,850                     -                27,850
                                                                  -----------          ------------          -------------
Increase in cash during the period                                     23,812                     -                23,812

Cash, beginning of the period                                               -                     -                     -
                                                                  -----------          ------------          -------------
Cash, end of the period                                     $          23,812     $               -     $          23,812
                                                                  ===========          ============           ============
Supplemental disclosure of cash flow information Cash paid for:
     Interest                                               $               -     $               -     $               -
                                                                  ===========          ============           ============
     Income taxes                                           $               -     $               -     $               -
                                                                  ===========          ============           ============





                             SEE ACCOMPANYING NOTES

                                   ZENO, INC.
                        (A Pre-exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
   for the period January 28, 2003 (Date of Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                             ----------------------

                                                                                           Deficit
                                                                                           Accumulated
                                                Common Shares              Additional      During the
                                      -----------------------------------   Paid-in        Exploration
                                           Number          Par Value         Capital           Stage            Total
                                           ------          ---------         -------           -----            -----
Net loss for the period ended
 March 31, 2003                                     -  $             -   $             -  $  (      1,520) $  (      1,520)
                                           ----------       ----------       -----------       ----------        ----------
Balance, March 31, 2003                             -                -                 -     (      1,520)    (      1,520)

Capital stock issued for cash
 - at $0.001                                5,750,000            5,750                 -                -            5,750
 - at $0.10                                   221,000              221            21,879                -           22,100
Net loss for the year ended
 March 31, 2004                                     -                -                 -     (      8,334)    (      8,334)
                                           ----------       ----------       -----------       -----------      -----------
Balance, March 31, 2004                     5,971,000  $         5,971   $        21,879  $  (      9,854) $        17,996
                                           ===========      ==========       ===========       ===========      ===========




                             SEE ACCOMPANYING NOTES

                                   ZENO, INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                             March 31, 2004 and 2003
                             (Stated in US Dollars)
                             ----------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

     The Company was incorporated in the State of Nevada on January 28, 2003 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $9,854 since inception and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.



Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------


              Pre-exploration Stage Company
              -----------------------------

              The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.



              Resource Property
              -----------------

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.


              Foreign Currency Translation
              ----------------------------

              The Company's functional currency is the United States of America dollar. The Company uses the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Statement of Financial Accounting ("FAS") No. 52.

              Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders' Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

              Financial Instruments
              ---------------------

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under the assets and liability method of SFAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------

              The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Note 3        Resource Properties
              -------------------

              Rawluk Lake Property
              --------------------

              At March 31, 2004, the Company owns a 100% undivided right, title and interest in and to the 99 claim units, known as Rawluk Lake Property, located in the Thunder Mining District in the Province of Ontario, Canada. These claims were obtained during the year ended March 31, 2004 by the Company staking these claims at a cost of $4,197.

Note 4        Capital Stock
              -------------
              During the year ended March 31, 2004 the Company issued 5,971,000 common shares for total proceeds of $27,850.

Note 5        Deferred Tax Assets
              -------------------

     The significant components of the Company's deferred tax assets are as follows:

                                                                                  March 31,        March 31,
                                                                                    2004             2003
                                                                                    ----             ----
             Deferred Tax Assets
               Non-capital loss carryforward                                   $        1,478   $          228
             Less:  valuation allowance for deferred tax asset                    (     1,478)     (       228)
                                                                                   ----------        ----------
                                                                               $            -   $            -
                                                                                   ----------        ----------

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6        Corporation Income Tax Losses
              -----------------------------

              At March 31, 2004, the Company has accumulated non-capital losses totalling $9,854, which are available to reduce taxable income in future taxation years. These losses expire beginning in 2023. The potential benefit of these losses, if any, has not been recorded in the financial statements.

               Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                        Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until_____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     24.97
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 17,524.97
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Ms. Linda Smith on June 26, 2003. Ms. Smith is our chief financial officer, treasurer, principal accounting officer and a director. Additionally, we issued 2,000,000 shares of our common stock to Mr. Frank McGill on July 23, 2003. Mr. McGill is our president, secretary, chief executive officer and a director. Mr. McGill and Ms. Smith acquired these shares at a price of $0.001 per share for total proceeds to us of $4,000.00.

These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 1,750,000 shares of our common stock at a price of $0.001 per share to the following 7 purchasers on August 28, 2003:

      Name of Subscriber                    Number of Shares
      ------------------                    ----------------
         Karen Law                              250,000
         Alexander Mancor                       250,000
         Brent Peters                           250,000
         Douglas Smith                          250,000
         Golphis Caramanolis                    250,000
         Ryan Krell                             250,000
         Colleen Barrow                         250,000

The total amount received from this offering was $1,750. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 221,000 shares of our common stock at a price of $0.10 per share to the following 25 purchasers on January 19, 2004:

      Name of Subscriber                   Number of Shares
      ------------------                   ----------------
         Robert Reukl                            1,000
         Ken Tocheniuk                           1,000
         Debbie Yates                            1,000
         Melodie Kraemer                         1,000
         Mary Louise Madigan                     1,000
         Nicole Reukl                            1,000
         Debbie May White                        1,000
         Jaki Ayton                              1,000
         Karen Colleage                          1,000
         Karen Fouraene                          1,000
         Marie Gauvin                            1,000
         Anne Pavlasek                           1,000
         Arthur Sit                              1,000
         Bonnie Woloszczak                       1,000
         Dennis Lynes                            1,000
         Craig Lund                              1,000
         Charyle Foley                           1,000
         Gene Foley                              1,000
         Joe Burroughs                           1,000
         Ed Nutbrown                             1,000
         Robert K. Stacey                        1,000
         Warren Burgis                          50,000
         Jeff Lunshof                           50,000
         Paul Chevalier                         60,000
         Michael Evans                          40,000

The total amount received from this offering was $22,100. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.



                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Warren J. Soloski, with consent to use
 23.1             Consent of Amisano Hanson, Chartered Accountants


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 2, 2004.

                                            Zeno, Inc.

                                            By:/s/ Frank McGill
                                            ------------------------------
                                            Frank McGill
                                            President, Chief
                                            Executive Officer, Secretary
                                            and director

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Frank McGill, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Frank McGill        President, Chief Executive        August 2, 2004
----------------------- Officer, Secretary and
                        director

/s/ Linda Smith         Chief Financial Officer           August 2, 2004
----------------------- Treasurer, principal
                        Accounting officer and
                        director